Exhibit 99.1

Vision Innovation Speed Performance July 2007 Positioned to Capitalize on Growth in 3G Market

This presentation contains forward-looking statements regarding InterDigital’s current beliefs, plans and expectations as to: (i) our strategy; (ii) our future growth potential in cash flow; (iii) our projected second quarter 2007 recurring revenues; (iv) future global mobile device sales and market opportunities; (v) growth in our 3G patent licensing program; (vi) our schedule for the delivery of engineering samples of our dual mode 2G/3G HSDPA/HSUPA modem ASIC; (vii) our ability to complete our ASIC as a commercial offering by the end of 2007; (viii) the competitive advantages of our ASIC and PC card reference platform; and, (ix) our ability to enter into IP agreements associated with our ASIC offering. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies and changes in technology preferences of strategic partners or consumers; (ii) unanticipated technical or resource difficulties or delays related to further development of our technologies and products; (iii) our ability to leverage or enter into new customer agreements or strategic relationships; (iv) our ability to enter into additional patent license agreements; (v) changes in expenses related to our technology offerings and operations; (vi) potential difficulties in the production of ASIC samples; (vii) whether we have the appropriate financial assets and/or cash flows to support debt; (viii) unfavorable outcomes in patent disputes; (ix) changes in the market share and sales performance of our primary licensees, and any delay in receipt of quarterly royalty reports from our licensees; and, (x) changes or inaccuracies in market projections.

Shaping the Future of Digital Wireless Technologies Invent Wireless Technologies Contribute to Standards License Patents Develop Wireless Products 30+ Year Digital Cellular Technology Pioneer Thousands of patents worldwide Inventions used in every mobile device Key Contributor to Standards 2G, 3G, and the future – 4G and beyond Wireless LAN & Mobility/Convergence Provider of Complete 3G Modems Validated solutions moving to silicon Synergy with patent licensing Highly Successful Licensor Patents have generated over $1 billion in cash Licensing leading manufacturers

The Mobile Device Market Opportunity 0 200 400 600 800 1,000 1,200 1,400 2006 2007 2008 2009 2010 2011 2012 2G/2.5G 3G 0 100 200 300 400 500 600 700 800 900 1,000 2006 2007 2008 2009 2010 2011 2012 3G (CDMA) 3G (WCDMA) 3G (HSxPA) Over 1.3 Billion Mobile Devices Expected to Ship by 2012 70% to be 3G Sixty Percent of 3G Mobile Devices Expected to be HSxPA by 2012 Our Goal - Secure Cash Flow On Every 3G Mobile Device Millions of units Source: Strategy Analytics, July 2007

Innovation Drives Patent Licensing Success

- **Strong Patent Portfolio - 2G/3G Cellular and Emerging Technologies**
  - 3,000+ Patents Issued in U.S and Worldwide and growing
  - Ranked 94 among companies worldwide with patents issued from USPTO
- **Major Accomplishments for 2006**
  - LG Electronics – $285 million – new 2G/3G licensee
  - Nokia – $253 million – royalty dispute resolved
  - Samsung – $134 million arbitration award
- **First Quarter 2007 – Strong Results**
  - Strong free cash flow *
  - Net Income - $17.7 million, $0.34/share
  - Revenue $67.8 million, up 31%
- **Very Solid and Growing Position in 3G Market**
  - 30 - 40% of WCDMA and cdma2000® mobile devices licensed

* InterDigital defines "free cash flow" as operating cash flow less purchases of property and equipment and investments in patents.

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Solid Recurring Revenue Base * Excludes revenues for past sales $0 $10 $20 $30 $40 $50 $60 $70 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Est. Recurring Royalties * Tech Solutions Q2 Forecast $ in Millions 2006 2005 2007 $52.5 - $54million

Strong Free Cash Flow * Drives Shareholder Value $0 $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 2007 Cash & Short-term Investments Solid Balance Sheet $0 $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 Q1 2007 Share Repurchases Development Expense $ in Millions $ in Millions * As of April 30, 2007 * Investing in Business & Returning Value to Shareholders March 31 * InterDigital defines “free cash flow” as operating cash flow less purchases of property and equipment and investments in patents.

Moving IP to Silicon Brings New Opportunities

2005	2006	2007	2008

IP Blocks	Full Modem Solution	ASICs
Provides Validation	**Broadens Market Opportunity**	**Can Drive Significant Value**
NXP *(formerly Philips):* 3G HSDPA ASIC design **Infineon**: WCDMA and HSDPA terminal unit protocol stack	**General Dynamics**: 3G WCDMA modem	**InterDigital**: 2G/3G Dual Mode baseband ASICS with HSDPA/HSUPA

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0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2G 3G / Wireless Broadband Basic Mobile Phones Basic Mobile Phones Feature/Smart Phones Feature/Smart Phones Data Data-Centric Devices Centric Devices Projected Annual Mobile Device Shipments (M units) Mobile Device Market Opportunity Emerging data-centric segment exceed 400M units in 2012 Emerging data-centric segment exceed 400M units in 2012 Feature phones exceed 1B units and smart phones reach 250M units in 2012 Feature phones exceed 1B units and smart phones reach 250M units in 2012 Plays to our strengths in high performance modem technology Source: Strategy Analytics, July 2007

0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Optimized solutions for distinct market segments High Performance Modem Technology High Performance Modem Technology Baseband Designs Dual Mode Modem Technology (IP) Protocol Software Basic Mobile Phones Feature / Smart Phones Data-Centric Devices Enabling semiconductor suppliers to compete in the feature / smart phone market with highperformance modem technology Enabling data-centric specialty device manufacturers with high-performance baseband chip and reference designs Complete Dual Mode Baseband Chip Baseband Chip Reference Platforms IP validated in silicon Source: Strategy Analytics, July 2007

Future Growth Potential in Cash Flow $800 $600 $400 $200 $1.00 $1,200 $900 $600 $300 $1.50 $1,600 $1,200 $800 $400 $2.00 Annual Gross Margin Potential in 2011 ($ millions) 25% 50% 75% 100% Essential patent position drives market penetration Product drives value per device Today we derive cash flow on 30 - 40% of 3G mobile devices sold Gross Margin = Royalties + Chip Sales - COGS

What to Look for in 2007 3G licenses  Add new 3G licensees  Build momentum for 2008 and beyond Product development initiative goals  IP Agreements  Engineering samples by end of summer  Commercial offering by end of year Leveraging capital  Future technology development for 4G and beyond  Product development around ASICs  Opportunities to create additional shareholder value

Vision Innovation Speed Performance Appendix

Licensees

as of June 2007

Alcatel Espana	American Telephone and Telegraph Company (AT&T)
Arima Communications Corporation	Danger Inc.
Denso Corporation	High Tech Computer (HTC)
Hitachi Ltd.	Hop-On Wireless, Inc.
Hughes Network Systems Inc.	Infineon Technologies AG
Inventec Appliances Corp.	Iwatsu America Inc.
Japan Radio	Kokusai Electric Co. Ltd.
Kyocera Corporation	LG Electronics Inc.
Lucent Technologies Inc.	Matsushita Communication Industrial Co. Ltd. (Panasonic)
Mitsubishi Electric Corporation	Nakayo Telecommunications, Inc.
NEC Corporation	Nokia Corporation
Oki Electric Industry Co. Ltd.	Option NV
Pacific Communication Sciences, Inc.	Qualcomm Incorporated
Quanta Computer Inc.	Research In Motion Limited
Robert Bosch GmbH	Samsung Electronics Co. Ltd.
Sanyo Electric Co. Ltd.	Sharp Corporation
Shintom Company Ltd.	Siemens Aktiengesellschaft
Sierra Wireless, Inc.	Sony Ericsson Mobile Communications AB
Telefonaktiebolaget LM Ericsson	Toshiba Corporation
UbiNetics Ltd.	Windshift Holdings, Inc.

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© 2007 InterDigital, Inc. All rights reserved.
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